                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ODWALLA, INC.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)     Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

                                 [ODWALLA LOGO]

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Odwalla, Inc., which will be held on February 6, 2001, at 1:30 p.m. local time, at Mel Mello Center for the Arts, 1167 Main Street, Half Moon Bay, California.

     At the annual meeting you will consider and vote upon the following proposals: (i) to elect seven (7) directors of the Company and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 1, 2001.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. AFTER CAREFUL CONSIDERATION, THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR EACH SUCH PROPOSAL.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope by no later than February 2, 2001. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of Odwalla's 2000 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the annual meeting.

                                          Sincerely yours,

                                          /s/ D. STEPHEN C. WILLIAMSON
                                          --------------------------------------
                                          D. STEPHEN C. WILLIAMSON
                                          Chairman of the Board
                                          Chief Executive Officer

Half Moon Bay, California
December 26, 2000

                                 ODWALLA, INC.
                              120 STONE PINE ROAD
                        HALF MOON BAY, CALIFORNIA 94019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 6, 2001

     The annual meeting of shareholders of Odwalla, Inc., a California corporation, will be held on Tuesday, February 6, 2001, at 1:30 p.m. local time, at Mel Mello Center for the Arts, 1167 Main Street, Half Moon Bay, California to:

          1. Elect seven (7) directors of Odwalla to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified;

          2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Odwalla for the fiscal year ending September 1, 2001; and

          3. Transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

     Each of the foregoing items of business are more fully described in the proxy statement that accompanies this Notice.

     Only shareholders of record at the close of business on December 19, 2000 are entitled to notice of and to vote at the annual meeting and at any continuation or adjournment thereof.

     All shareholders are cordially invited and encouraged to attend the annual meeting. In any event, to assure your representation at the annual meeting, please carefully read the accompanying proxy statement which describes the matters to be voted on at the annual meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy card will assist us in preparing for the annual meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          JAMES R. STEICHEN
                                          Secretary

Half Moon Bay, California
December 26, 2000

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                 ODWALLA, INC.
                          TO BE HELD FEBRUARY 6, 2001

                   INFORMATION CONCERNING THE ANNUAL MEETING
                   DATE, TIME AND PLACE OF THE ANNUAL MEETING

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Odwalla, Inc., a California corporation, of proxies to be voted at the annual meeting of shareholders to be held on February 6, 2001, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on December 19, 2000, will be entitled to vote at the annual meeting. The annual meeting will be held at Mel Mello Center for the Arts, 1167 Main Street, Half Moon Bay, California.

     It is anticipated that this proxy statement and the enclosed proxy card will be first mailed to shareholders on or about January 2, 2001.

                         PURPOSES OF THE ANNUAL MEETING

     At the Odwalla annual meeting, holders of Odwalla common stock will consider and vote upon proposals to:

          1. Elect seven (7) directors of Odwalla to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified;

          2. Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Odwalla for the fiscal year ending September 1, 2001.

                         VOTING RIGHTS OF SHAREHOLDERS

     The close of business on December 19, 2000, has been fixed as the record date for determining the holders of shares of Odwalla common stock entitled to notice of and to vote at the annual meeting and at any adjournments thereof. As of the close of business on the record date, Odwalla had 11,037,780 shares of its common stock outstanding and entitled to vote at the annual meeting, held by 304 shareholders of record. The presence at the annual meeting of a majority of these shares of common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by Odwalla's transfer agent tabulates shareholder votes. Each outstanding share of Odwalla common stock on the record date is entitled to one vote on all matters. Directors shall be elected by a plurality of the votes cast.

     If any shareholder is unable to attend the annual meeting, the shareholder may vote by proxy. The enclosed proxy is solicited by Odwalla's Board of Directors, and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of common stock represented by the proxy will be voted FOR Proposals 1 and 2 and will be voted in the proxy holders' discretion as to other matters that may properly come before the annual meeting.

     Each of the proposals requires the affirmative vote of the holders of a majority of the shares of Odwalla common stock voting together as a class present, or represented, and voting at the Odwalla annual meeting. For purposes of determining whether the proposals have been approved, the inspector of election will exclude abstentions and broker non-votes from the number of shares deemed to be present, or represented, and entitled to vote on the matters at the Odwalla annual meeting. Accordingly, abstentions and broker non-votes will have no effect, on the voting of the proposals.

     As of the record date, directors and executive officers of Odwalla and their affiliates were beneficial owners of an aggregate of 6,490,722 shares of Odwalla common stock or approximately 58.8% of the 11,037,780 shares of Odwalla common stock that were issued and outstanding as of that date. See "Security Ownership of Certain Beneficial Owners and Management of Odwalla" on page 12 of this proxy statement.

                            REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by (1) filing with the Secretary of Odwalla an instrument of revocation or a duly executed proxy bearing a later date, or (2) attending the annual meeting and voting in person.

                            SOLICITATION OF PROXIES

     Odwalla will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to the beneficial owners. Odwalla may reimburse these persons for their costs of forwarding the solicitation material to these beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Odwalla. No additional compensation will be paid to these individuals for any of these services. Except as described above, Odwalla does not intend to solicit proxies other than by mail.

     ODWALLA'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 2, 2000, HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                        PROPOSALS AT THE ANNUAL MEETING

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     At the annual meeting of Odwalla shareholders, seven directors, which constitute the entire Odwalla Board, are to be elected to serve until the next annual meeting of shareholders and until a successor for the director is elected and qualified, or until the death, resignation, or removal of the director. It is intended that the proxies will be voted for the seven nominees named below for election to Odwalla's Board of Directors unless authority to vote for any the nominee is withheld. There are seven nominees, all of whom are currently directors of Odwalla. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The seven candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of Odwalla. The proxies solicited by this proxy statement may not be voted for more than seven nominees.

                                    NOMINEES

     Set forth below is information regarding the nominees to the Board of Directors.

                                                                                      FIRST ELECTED
                   NAME                           POSITION WITH ODWALLA        AGE      DIRECTOR
                   ----                           ---------------------        ---    -------------
D. Stephen C. Williamson..................    Chairman of the Board            42         1992
                                              and Chief Executive Officer
Andrew B. Balson(2).......................    Director                         34         2000
Richard L. Grubman(1)(2)..................    Director                         38         1997
Ellis B. Jones(1).........................    Director                         46         2000
Mark E. Nunnelly..........................    Director                         42         2000
Juan I. Prado.............................    Director                         40         2000
Craig H. Sakin(1)(2)......................    Director                         40         1999

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     D. STEPHEN C. WILLIAMSON currently serves as Chairman of the Board and as Chief Executive Officer, a position he has held since June 1996. Prior to that time, Mr. Williamson served as Co-Chairman of the Board and Co-Chief Executive Officer from January 1995 to June 1996 and as Chief Financial Officer of the Company from March 1991 to August 1996. Mr. Williamson also served as the Company's President from May 1992 until January 1995. Mr. Williamson holds a B.A. degree in history from the University of California at Berkeley. He is also Chairman of Avenal Land & Oil Company, a private investment company.

     ANDREW B. BALSON has served as a director of the Company since May 2000. Mr. Balson has been a Managing Director of Bain Capital since December 2000. Previously, Mr. Balson was a Principal of Bain Capital since June 1998 and had been an Associate at Bain Capital since November 1996. Prior to this, Mr. Balson was a consultant with Bain & Company since August 1994. Mr. Balson is also a director of Domino's Pizza, Inc., Stream International and Interpath, Inc.

     RICHARD L. GRUBMAN has served as a director of the Company since August 1997. Mr. Grubman has been a Managing Director of Highfields Capital Management, LP since April 1998. Prior to this, Mr. Grubman was a Managing Director of Development Capital, LLC since January 1997 and a general partner of its affiliate, Corporate Value Partners, LP, since November 1996. Mr. Grubman was also previously President of Sycamore Capital Management, Inc., a position he held since January 1996. From December 1992 to November 1995, Mr. Grubman was a general partner of Lakeview Partners, L.P. During 1992, he was a vice president of Gollust, Tierney and Oliver, Incorporated. Mr. Grubman holds an A.B. degree in Art and Archaeology from Princeton University.

     ELLIS B. JONES has served as a director of the Company since May 2000. Mr. Jones currently serves as Managing Director of Wasserstein Perella & Co., Inc. and President of Wasserstein Perella Asset Management, the firm's merchant banking and venture capital businesses. Prior to joining Wasserstein Perella in February 1995, Mr. Jones was Managing Director/Head of Los Angeles Corporate Finance at Salomon Brothers, Inc. from 1989 through 1994. Mr. Jones graduated from the Yale School of Management and the University of California at Berkeley. He currently serves as a director for a number of privately held companies.

     MARK E. NUNNELLY has served as a director of the Company since May 2000. Mr. Nunnelly has been a Managing Director of Bain Capital since 1990. Prior to that time, Mr. Nunnelly was a partner at Bain & Company and was employed by Procter & Gamble Company Inc. in product management. Mr. Nunnelly serves on the board of directors of several companies, including Domino's Pizza, eCredit.com, Modus Media, Stream International, Inc., Advanced Telecommunications, Inc. and DoubleClick, Inc.

     JUAN I. PRADO has served as a director of the Company since August 2000. Mr. Prado has served as Chairman and CEO of Promisant Ltd., a provider of internet financial services since March 1999. Prior to this, Mr. Prado served as a senior officer of the Coca-Cola Company's Latin American Group since 1991.

Mr. Prado received an MBA from The Wharton School, an MA in languages and international studies from The University of Pennsylvania, and a B.S. in industrial engineering from Tufts University.

     CRAIG H. SAKIN has served as a director of the Company since February 1999. Mr. Sakin has served as Managing Director of Catterton Partners, a group of affiliated venture capital funds, since August 1996. From November 1991 to August 1996, Mr. Sakin was Chairman of Gold Coast Beverage Distributors, a beer distribution company, and also served as the Chief Executive Officer during this period. Mr. Sakin holds a B.S. from St. Lawrence University.

                                 VOTE REQUIRED

     The approval of the nominees as directors requires the affirmative vote of the holders of a plurality of the shares of Odwalla common stock and preferred stock, voting together as a class, present or represented at the Odwalla annual meeting.

                          RECOMMENDATION OF THE BOARD

     The Board of Directors unanimously recommends that shareholders vote FOR election of all of the nominees for directors.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held eight (8) meetings during fiscal 2000. During fiscal 2000, each director, other than Mr. Nunnelly, attended more than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which the director served. There are no family relationships among executive officers or directors of Odwalla. The Board of Directors has an Audit Committee and a Compensation Committee. Odwalla does not have a nominating committee.

     The Audit Committee of the Board of Directors held one (1) meeting during fiscal 2000.

     The Compensation Committee of the Board of Directors held six (6) meetings during fiscal 2000. The Compensation Committee, which is currently comprised of Directors Grubman, Balson and Sakin, has overall responsibility for Odwalla's compensation policies and determines the compensation payable to Odwalla's executive officers, including their participation in Odwalla's employee benefit and stock option plans.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of Directors Jones, Grubman and Sakin. Each of the members of the Audit Committee is independent (as defined in NASD's listing standards). The Board of Directors adopted a written charter for the Audit Committee in June 2000. The Audit Committee Charter is attached as Appendix A to this Proxy Statement.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, the audit efforts of the Company's independent accountants, and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such independent auditors, the CEO and the principal financial and accounting personnel of the Company to review the scope and the results of the annual audit, the Company's financial statements contained in the Company's Annual Report to Stockholders and other related matters.

     The Audit Committee has reviewed and discussed with management the financial statements for the fiscal year ended September 2, 2000 audited by PricewaterhouseCoopers LLP and reviewed with PricewaterhouseCoopers various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
380). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and has discussed with PricewaterhouseCoopers LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 2, 2000 for filing with the Securities and Exchange Commission.

     With respect to the above matters, the Audit Committee submits this report.

        Ellis B. Jones, Board Member and Audit Committee Chairman

        Richard L. Grubman, Board Member and Audit Committee Member

        Craig H. Sakin, Board Member and Audit Committee Member

                  EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by Odwalla's current Chief Executive Officer and the four other most highly compensated executive officers in fiscal 2000 for services rendered in all capacities to Odwalla and its subsidiaries for the fiscal years ended August 29, 1998, August 28, 1999 and September 2, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                        ANNUAL COMPENSATION            AWARDS
                                    ----------------------------    ------------
                                                                     SECURITIES
                                                                     UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION      YEARS     SALARY      BONUS      OPTIONS(1)     COMPENSATION(2)
   ---------------------------      -----    --------    -------    ------------    ---------------
D. Stephen C. Williamson..........  2000     $242,308    $30,000      110,000           $   --
  Chairman of the Board and         1999     $185,000    $    --      160,000           $   --
  Chief Executive Officer           1998     $159,375    $    --           --           $   --
James R. Steichen.................  2000     $193,750    $20,000       40,000           $  772
  Senior Vice President, Finance    1999     $169,577    $    --       70,000           $1,081
  and Chief Financial Officer       1998     $160,154    $    --       25,000           $1,131
Theodore R. Leaman III............  2000     $163,077    $15,000           --           $  554
  Vice President,                   1999     $ 64,615    $    --       50,000           $   --
  Manufacturing                     1998     $     --    $    --           --           $   --
Karen Lucas.......................  2000     $154,614    $15,070       20,000           $  717
  Vice President, Marketing         1999     $  3,217    $    --           --           $   --
  and East Coast Sales              1998     $     --    $    --           --           $   --
Susan M. Kirmayer.................  2000     $124,692    $15,000           --           $  681
  Vice President,                   1999     $103,994    $    --       20,000           $  868
  Human Resources                   1998     $ 90,462    $    --        9,000           $  727

---------------
(1) The options listed in the table were granted under Odwalla's 1997 Stock Option/Stock Issuance Plan.

(2) Represents Odwalla's matching 401(k) plan contribution.

STOCK OPTIONS

     The following table contains information concerning the stock options granted in fiscal 2000 to Odwalla's Chief Executive Officer and each of the four
(4) other most highly compensated executive officers of Odwalla for fiscal 2000. No stock appreciation rights were granted to those individuals during the year.

                                                                                         POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANT                   VALUE AT ASSUMED
                                          --------------------------------------------      ANNUAL RATES OF
                             NUMBER OF    PERCENT OF TOTAL                                    STOCK PRICE
                             SECURITIES       OPTIONS                                        APPRECIATION
                             UNDERLYING       GRANTED          EXERCISE                   FOR OPTION TERM(2)
                              OPTIONS     TO EMPLOYEES IN       PRICE       EXPIRATION   ---------------------
           NAME               GRANTED       FISCAL YEAR      ($/SHARE)(1)      DATE         5%         10%
           ----              ----------   ----------------   ------------   ----------   --------   ----------
D. Stephen C. Williamson...  110,000(3)        26.44%           $ 6.75       5/11/10     $466,954   $1,183,354
James R. Steichen..........   40,000(3)         9.61%           $ 6.75       5/11/10     $169,802   $  430,310
Karen Lucas................   20,000(4)         4.81%           $7.125       9/22/09     $ 89,617   $  227,108

---------------
(1) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Odwalla may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income and employment tax liability incurred by the optionee in connection with the exercise.

(2) There is no assurance provided to the option holder or any other holder of Odwalla's securities that the actual stock price appreciation over the five- or 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(3) The options were granted under the Odwalla 1997 Stock Option/Stock Issuance Plan on May 11, 2000, with a vesting commencement date of the same date. The options granted have a maximum term of 10 years, all measured from the grant date, subject to earlier termination upon the optionee's cessation of service with Odwalla. All options will vest as to 1/36 of the shares each month.

(4) The options were granted under the Odwalla 1997 Stock Option/Stock Issuance Plan on September 22, 1999, with a vesting commencement date of the same date. The options granted have a maximum term of 10 years, all measured from the grant date, subject to earlier termination upon the optionee's cessation of service with Odwalla. All options will vest as to 1/36 of the shares each month.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option holdings for the 2000 fiscal year by Odwalla's Chief Executive Officer and each of the four other most highly compensated executive officers of Odwalla for fiscal 2000. There were no option exercises during fiscal 2000. No stock appreciation rights were exercised during the year or were outstanding at the end of the year.

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                        OPTIONS AT FY-END                 FY-END(1)
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                      ----                         -----------   -------------   -----------   -------------
D. Stephen C. Williamson.........................    232,554        212,446        $32,292        $25,209
James R. Steichen................................     77,044         83,056        $ 8,650        $15,420
Theodore R. Leaman III...........................     21,112         28,888        $20,828        $26,032
Karen Lucas......................................      6,667         13,333        $    --        $    --
Susan M. Kirmayer................................     16.278         12.722        $    --        $    --

---------------
(1) Based on the fair market value of the shares at the end of the 2000 fiscal year ($7.00 per share) less the option exercise price payable for those shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     On December 14, 2000, Douglas Levin resigned as president and entered into a Separation Agreement and Release with Odwalla. Under the terms of that agreement, Mr. Levin will receive payments of approximately $215,000 per year through December 31, 2003. In addition, Mr. Levin will receive health benefits similar to those received by Odwalla employees for the same time period and a housing allowance of approximately $72,000 through June 2001. Mr. Levin also entered into a consulting agreement with Odwalla on December 14, 2000, under which he will receive $60,000 annually through December 31, 2003. On December 14, 2000, Mr. Levin also forfeited his rights to all stock options, vested or unvested, that he held at that time.

     On December 21, 1999, D. Stephen C. Williamson, Odwalla's Chief Executive Officer, and James R. Steichen, Odwalla's Senior Vice President, Finance and Chief Financial Officer, entered into employment agreements with Odwalla that are effective until December 21, 2002. Thereafter, these agreements are subject to three (3) consecutive automatic one-year renewals. The agreements generally provide for annual salaries to be paid at the most recently approved salary approved by the Compensation Committee of the Board of Directors and the right to participate in and to receive those employee benefits that are generally provided to similarly situated employees at Odwalla. If Mr. Williamson's or Mr. Steichen's employment is terminated due to death, a disability that prevents him from performing his duties for six months, termination for cause, or resignation without good reason, payment of his salary and benefits will cease.

     If Mr. Williamson or Mr. Steichen is terminated other than for cause or is terminated in connection with a change of control or corporate transaction (as those terms are defined in Odwalla's 1997 Stock Option/ Issuance Plan), the terminated employee is entitled to receive specified payments that are substantially equivalent to the remaining payments he would have received had he remained employed through the term of his agreement. The terminated employee also would be entitled to reimbursement for the cost of acquiring health benefits through the term of his agreement. All stock options held by the terminated employee would automatically become vested and fully exercisable at the time his termination becomes effective. The total payments or benefits received by Mr. Williamson or Mr. Steichen from Odwalla resulting from termination in connection with a change of control or corporate transaction shall not exceed three times the terminated employee's annualized compensation minus $1.00. If Mr. Williamson or Mr. Steichen resigns for good reason, the resigning employee is entitled to received severance pay equal to his base salary for a period of twelve months. The resigning employee also would be entitled to reimbursement for the cost of acquiring health benefits for a period of twelve months.

DIRECTOR COMPENSATION

     Odwalla's non-employee directors currently receive $10,000 per year, in addition to reimbursement for some expenses incurred in connection with attendance at Board and committee meetings.

     Under the Automatic Option Grant Program of the Odwalla 1997 Stock Option/Stock Issuance Plan, each individual who first becomes a non-employee Board member, whether through election by the shareholders or appointment by the Board, is automatically granted, at the time of the initial election or appointment, a non-statutory option to purchase 5,000 shares of common stock, provided the individual was not previously in Odwalla's employment. In addition, on the date of each annual meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, will automatically be granted at that meeting a non-statutory option to purchase 3,000 shares of common stock, provided the individual has served as a non-employee Board member for at least six months. There is no limit on the number of these 3,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in Odwalla's employ will be fully eligible for one or more 3,000-share option grants.

     Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

          1. The exercise price per share will be equal to 100% of the fair market value per share of common stock on the automatic grant date.

          2. Each option will have a maximum term equal to the lesser of (a) ten years measured from the grant date or (b) twelve months following termination of Board service.

          3. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by Odwalla, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares.

          4. The shares subject to each initial 5,000 share grant will vest in four successive equal annual installments over the optionee's period of Board service, with the first installment to vest upon the completion of one year of Board service, measured from the automatic grant date. All of the shares subject to each annual 3,000 share grant will vest upon the optionee's completion of one year of Board service, measured from the automatic grant date.

          5. The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (a) an acquisition of Odwalla by merger or asset sale; (b) the successful completion of a hostile tender offer for more than 50% of the total combined voting power of Odwalla's outstanding securities; or (c) a change in the majority of the Board occasioned by one or more contested elections for Board membership.

          6. Upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of Odwalla's outstanding securities, each outstanding automatic option grant may be surrendered to Odwalla for a cash distribution per surrendered option share in an amount equal to the excess of (a) the greater of (1) the fair market value per share of common stock on the date the option is surrendered to Odwalla in connection with a hostile tender offer or (2) the highest price per share of common stock paid in the hostile tender offer over (b) the exercise price payable per share.

     Under the Automatic Option Grant Program described above, the following options were granted to non-employee directors under the Odwalla 1997 Stock Option/Stock Issuance Plan in fiscal 2000: Mr. Grubman and Mr. Sakin were each granted 3,000 shares of Odwalla common stock at an exercise price of $6.375 per share; Mr. Balson and Mr. Nunnelly were each granted 5,000 shares of Odwalla common stock at an exercise price of $6.375 per share; Mr. Jones was granted 5,000 shares of Odwalla common stock at an exercise price of $6.875 per share; Mr. Prado was granted 5,000 shares of Odwalla common stock at an exercise price of $7.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors was formed on October 26, 1993, and is currently comprised of Mr. Grubman, Mr. Balson and Mr. Sakin. None of these individuals were at any time during fiscal 2000, or at any other time, an officer or employee of Odwalla. No executive officer of Odwalla serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of Odwalla's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, subject to review by the full Board, is responsible for the establishment of remuneration arrangements for senior management and the administration of compensation and employee benefit plans. In addition, the Compensation Committee sets the base salary of Odwalla's executive officers, approves individual bonus programs for executive officers, and administers Odwalla's stock option plans under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this document.

     General Compensation Policy. The objectives of Odwalla's executive compensation program are to motivate and retain current executives and to attract future ones. Odwalla's executive compensation program is designed to:
(1) provide a direct and substantial link between Odwalla's performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine Odwalla's position in the specialty beverage and food labor markets and be competitive in those labor markets. Odwalla's intent is to position its executive pay levels at the median of U.S. specialty beverage and food companies. The Committee also considers geographic location and companies that may compete with Odwalla in recruiting executive talent.

     Factors. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for fiscal 2000 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future years.

     Base Salary. The base salary for each officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with Odwalla's principal competitors, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual, and the Compensation Committee did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect at companies with which Odwalla competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of the executive officers with those of the shareholders, and to provide each officer with a significant incentive to manage Odwalla from the perspective of an owner with an equity stake in the business. The stock option plan encourages long term retention and provides rewards to executives and other eligible employees commensurate with growth in shareholder value. It is the Committee's practice to grant options to purchase shares at the market price on the date of grant with a term of up to ten years. The options granted to Odwalla's executive officers during fiscal 2000 will vest from the date of grant in thirty-six or forty-eight equal monthly installments. Accordingly, the options will provide a return to the executive officer only if he or she remains in Odwalla's employ and the market price of the underlying shares of common stock appreciates.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with Odwalla, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive offer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of Odwalla's executive officers.

     CEO Compensation. The compensation payable to Mr. Williamson, Odwalla's Chief Executive Officer, was determined by the Compensation Committee. Mr. Williamson's base salary was set at a level which the Board believed would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. For the 2000 fiscal year, Mr. Williamson's compensation package was set by the Compensation Committee on the basis of the compensation policy summarized in this report.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to executive officers, to the extent that compensation exceeds $1.0 million per officer in any year. The compensation paid to Odwalla's executive officers for fiscal 2000 did not exceed the $1.0 million limit per officer, and it is not expected the compensation to Odwalla's executive officers for fiscal 2001 will exceed that limit. In addition, the Odwalla 1997 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1997 Stock Option/Stock Issuance Plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation.

                                          Submitted by the Compensation
                                          Committee of Odwalla's Board of
                                          Directors:

                                          Richard L. Grubman, Board Member and
                                          Compensation Committee Chairman

                                          Andrew B. Balson, Board Member and
                                          Compensation Committee Member

                                          Craig H. Sakin, Board Member and
                                          Compensation Committee Member

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on Odwalla common stock with that of the Standard & Poor's 500 Index and the Standard & Poor's Foods Index. The comparison for each of the periods assumes that $100 was invested on August 31, 1994 in Odwalla common stock including reinvestment of dividends. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG ODWALLA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX
                              [PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK
                                                      ODWALLA, INC.               MARKET (U.S.)               RUSSELL 2000
                                                      -------------               -------------               ------------
8/95                                                        100                         100                         100
8/96                                                      90.97                      112.79                      110.82
8/97                                                       62.5                      157.36                      142.91
8/98                                                         50                       148.7                      115.19
8/99                                                      39.93                      276.25                      147.86
8/00                                                      38.89                       421.8                      169.47

     Notwithstanding anything to the contrary set forth in any of Odwalla's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any of these filings; nor shall the Report or graph be incorporated by reference into any future filings.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Odwalla's directors and executive officers, and persons who own more than ten percent of a registered class of Odwalla's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Odwalla. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Odwalla with copies of all Section 16(a) forms they file.

     To Odwalla's knowledge, based solely on a review of the copies of the reports furnished to Odwalla and written representations that no other reports were required during the fiscal year ended September 2, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners for fiscal 2000 were complied with on a timely basis with the exception of the following late filings: (a) Mr. Levin inadvertently failed to file a Form 3 in a timely manner upon becoming an executive officer of

Odwalla; (b) Mr. Stankiewicz inadvertently failed to file a Form 3 in a timely manner upon becoming an executive officer of Odwalla.

                         SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS AND MANAGEMENT OF ODWALLA

     The following table sets forth information regarding the ownership of Odwalla common stock as of December 19, 2000, by (1) each director, (2) the Chief Executive Officer and each of the four other most highly compensated executive officers of Odwalla, determined for Odwalla's fiscal year ended September 2, 2000, (3) all those known by Odwalla to be beneficial owners of more than five percent of its common stock, and (4) all directors and executive officers as a group.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                              NUMBER OF    PERCENT OF
                      BENEFICIAL OWNER                          SHARES      TOTAL(2)
                      ----------------                        ----------   -----------
Samantha Investors, LLC(3)..................................  3,612,122       32.73%
  c/o Bain Capital, Inc.
  Two Copley Square, 7th Floor
  Boston, MA 02116
Catterton-Simon Partners III, L.P. .........................  1,493,461       13.53%
  7 Greenwich Office Park
  Greenwich, CT 06830
D. Stephen C. Williamson(4).................................    898,327        7.94%
  c/o Odwalla, Inc.
  120 Stone Pine Road
  Half Moon Bay, CA 94019
U.S. Equity Partners, LP and U.S. Equity Partners
  (Offshore), LP(5).........................................    764,612        6.93%
  1999 Avenue of the Stars, Suite 2950
  Los Angeles, CA 90067
Richard Grubman(6)..........................................     45,298           *
Craig H. Sakin(7)...........................................      2,500           *
James R. Steichen(8)........................................     96,627           *
Theodore R. Leaman III(9)...................................     30,971           *
Karen Lucas(10).............................................     11,943           *
Susan M. Kirmayer(11).......................................     21,938           *
Directors and executive officers as
  a group (13 persons)(12)..................................  1,122,552       10.17%

---------------
  *  Less than one percent

 (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws applicable, Odwalla believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

 (2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Odwalla common stock, subject to options currently exercisable or exercisable within 60 days of December 15, 2000, are deemed outstanding for computing the percentage of the person holding the options, but aren't deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 11,037,780 shares of common stock outstanding on December 15, 2000.

 (3) The members of Samantha LLC are: Bain Capital Fund VI, L.P.; BCIP Associates II; BCIP Associates II-B; BCIP Associates II-C; BCIP Trust Associates II; BCIP Trust Associates II-B; JIP Enterprises, Inc.; PEP Investments PTY Ltd.; RGIP, LLC; Douglas Levin; Abby Carter; Michael

     Carter; Martha Carter; Robert Carter; Julie Carter. Mr. Balson, Mr. Nunnelly and Mr. Levin disclaim beneficial ownership of the shares held by Samantha Investors, LLC, a Massachusetts limited liability company. Mr. Balson is a Managing Director of Bain Capital, Inc. Mr. Nunnelly is a Managing Director of Bain Capital, Inc. Mr. Levin was an executive officer of Odwalla until December 14, 2000.

 (4) Includes 41,250 shares of common stock held by Alexandra Bowes, Mr. Williamson's wife, and 194,851 shares held by Willy Juice Partners, a limited partnership of which Mr. Williamson is the general partner. Mr. Williamson disclaims beneficial ownership of shares held by Willy Juice Partners, except to the extent of his pecuniary interest therein. Also includes 280,110 shares of common stock subject to options exercisable within 60 days of December 15, 2000.

 (5) Includes 601,667 shares of common stock held by U.S. Equity Partners, L.P. and 162,945 shares of common stock held by U.S. Equity Partners (Offshore), L.P. managed by Wasserstein Perella, of which Mr. Jones disclaims beneficial ownership. Mr. Jones is Managing Director of Wasserstein Perella & Co., Inc. and President of Wasserstein Perella Asset Management.

 (6) Includes 41,750 shares of common stock subject to options exercisable within 60 days of December 15, 2000, plus Mr. Grubman's interest in 1,548 shares of common stock held by Willy Juice Partners.

 (7) Excludes 1,493,461 shares of common stock held by Catterton-Simon Partners III, L.P., a Delaware limited partnership. Mr. Sakin disclaims beneficial ownership of the shares held by Catterton-Simon Partners III, L.P. Mr. Sakin is a manager of Catterton-Simon Managing Partners III, L.L.C., the general partner of Catterton-Simon Partners III, L.P. Includes 2,500 shares of common stock subject to options exercisable within 60 days of December 15, 2000.

 (8) Includes 96,627 shares of common stock subject to options exercisable within 60 days of December 15, 2000.

 (9) Includes 30,971 shares of common stock subject to options exercisable within 60 days of December 15, 2000.

(10) Includes 11,943 shares of common stock subject to options exercisable within 60 days of December 15, 2000.

(11) Includes 21,638 shares of common stock subject to options exercisable within 60 days of December 15, 2000.

(12) Includes 457,775 shares of common stock subject to options exercisable within 60 days of December 15, 2000, and excludes common stock held by Samantha Investors, LLC, Catterton-Simon Partners III, L.P., U.S. Equity Partners, LP and U.S. Equity Partners (Offshore), LP of which Mr. Balson, Mr. Nunnelly, Mr. Sakin and Mr. Jones disclaims beneficial ownership as discussed in Notes 3, 5, and 7.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF ODWALLA

     Odwalla has no relationships or related party transactions to report.

                                PROPOSAL NO. 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as Odwalla's independent public accountants for fiscal 2000. Odwalla is asking the shareholders to ratify the selection of PricewaterhouseCoopers as Odwalla's independent public accountants for the fiscal year ending September 1, 2001. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers.

     In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that the change would be in the best interest of Odwalla and its shareholders.

     A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                 VOTE REQUIRED

     The approval of the ratification of the selection of PricewaterhouseCoopers as Odwalla's independent public accountants for the fiscal year ended September 1, 2001 requires the affirmative vote of the holders of a majority of the shares of Odwalla common stock voting together as a class present, or represented, and voting at the Odwalla annual meeting. Abstentions and broker non-votes will have no effect on the voting of the proposal.

                          RECOMMENDATION OF THE BOARD

     The Board of Directors unanimously recommends that Odwalla shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers as Odwalla's independent public accountants for the fiscal year ending September 1, 2001.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at Odwalla's annual meeting of shareholders for the fiscal 2001 year must be received by September 1, 2001, to be included in the proxy statement and proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on the matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          JAMES R. STEICHEN
                                          Secretary

December 26, 2000

                                                                      APPENDIX A

                                 ODWALLA, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing:

          The financial reports and other financial information provided by the Company to any governmental body or the public.

          The Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

          The audit efforts of the Company's independent accountants, who are accountable to the Audit Committee and to the entire Board of Directors.

          The Company's auditing, accounting and financial reporting processes generally.

COMMITTEE MEMBERSHIP

     The Committee shall consist of at least three Directors appointed annually by the Board of Directors. The Board of Directors shall also designate a committee chairman. The Board of Directors shall have the power at any time to change the membership of the committee and to fill vacancies. Each member of the Committee shall be an independent director. Members of the Committee shall be considered independent if they have no relationship to the Company or management that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

RESPONSIBILITIES AND DUTIES

     The Audit Committee shall:

     (1) Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee; provided that the Committee shall meet at least three times annually.

     (2) Review and update this Charter at least annually or more frequently as conditions dictate.

     (3) Recommend to the Board of Directors the independent accountant to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

     (4) Confirm and assure the independence of the independent accountant, including insuring receipt of an ISB-1 letter from the independent account and a review of management consulting services and related fees provided by the independent accountant.

     (5) Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

     (6) Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

     (7) Review on a continuing basis:

          (a) The adequacy of the Company's system of internal controls, including activities, organizational structure and qualifications of the Company's internal audit function.

          (b) The Company's financial accounting and reporting processes.

          (c) Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

     (8) Review with management and the independent accountant at the completion of the annual examination:

          (a) The Company's annual financial statements and related footnotes.

          (b) The independent accountant's audit of the financial statements and their report thereon.

          (c) Any significant changes required in the independent accountant's audit plan.

          (d) Any significant changes to the Company's auditing and accounting principles and practices.

          (e) Any serious disputes or difficulties with management encountered during the course of the audit.

          (f) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards and Statement of Accounting Standards No. 61.

     (9) Review prior to release documents containing the Company's financial statements filed with the Securities and Exchange Commission or otherwise distributed to consider whether the information contained in these documents is consistent with the information in the financial statements.

     (10) Review prior to release the interim financial reports filed with the Securities and Exchange Commission or otherwise distributed.

     (11) Oversee compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit Committee members and activities.

     (12) Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

     (13) Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

     (14) Review of related party transactions for potential conflicts of interest.

     (15) Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

     (16) Provide the opportunity to meet with the independent accountant and management in separate executive sessions to discuss any matters that the Committee or the other party believes should be discussed privately with the Committee.

     (17) Review periodically Company policy statements to determine adherence to the Company's code of conduct or core values, and legal requirements.

     (18) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     (19) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

     (20) Prepare minutes of all Committee meetings and activities and submit such minutes, including any recommendations as the Committee may deem appropriate, to the Board of Directors.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  ODWALLA, INC.

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 6, 2001

The undersigned shareholder of ODWALLA, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 26, 2000 and the Annual Report to Shareholders, and hereby appoints D. Stephen C. Williamson and James R. Steichen or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of ODWALLA, INC. to be held on February 6, 2001 at 1:30 p.m., local time, at the Mel Mello Center for the Arts located at 1167 Main Street, Half Moon Bay, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF ODWALLA, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example.   /X/


                                                               FOR                     WITHHOLD
                                                           all nominees               AUTHORITY
                                                        listed below (except       to vote for all
                                                           as indicated)        nominees listed below

1. ELECTION OF OFFICERS
   If you wish to withhold authority to vote for any           / /                       / /
   individual nominee, strike a line through that
   nominee's name in the list below.

Nominees:   D. Stephen C. Williamson      Mark E. Nunnelly
            Andrew B. Balson              Juan I. Prado
            Richard L. Grubman            Craig H. Sakin
            Ellis B. Jones

                                                            FOR      AGAINST    ABSTAIN
2. Proposal to ratify the appointment of                    / /        / /        / /
   PricewaterhouseCoopers LLP as the independent
   accountants of Odwalla for the fiscal year ending
   September 1, 2001.



Signature(s)                                           Dated:              ,2001
            ------------------------------------------       --------------

This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                              FOLD AND DETACH HERE